Exhibit 11

October 14, 2004

Scudder Value Series, Inc.

222 South Riverside Plaza

Chicago, Illinois 60606

Ladies and Gentlemen:

We are acting as counsel for the Scudder Value Series, Inc., a Maryland corporation (the “Acquiring Company”), in connection with the Acquiring Company’s filing of Pre-Effective Amendment No. 1 to its Registration Statement on Form N-14 (File No. 333-117759) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the issuance of shares of common stock, $0.01 par value per share, of Class A, Class B, Class C, Class Institutional, Class S and Class AARP (the “Shares”) of the Scudder Large Cap Value Fund (the “Acquiring Fund”), a series of the Acquiring Company, pursuant to the proposed reorganization with Scudder Large Company Value Fund (the “Acquired Fund”), a series of Value Equity Trust, a Massachusetts business trust (the “Acquired Trust”), as described in the Registration Statement and pursuant to the form of Agreement and Plan of Reorganization by and among the Acquiring Company on behalf of the Acquiring Fund and the Acquired Trust on behalf of the Acquired Fund and Deutsche Investment Management Americas Inc. (for purposes of Section 10.2 only) included in the Registration Statement (the “Agreement”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. In connection with rendering that opinion, we have examined the Registration Statement, the Articles of Amendment and Restatement of the Acquiring Company, as amended (the “Articles of Incorporation”), the Bylaws of the Company, as amended, the actions of the Acquiring Company’s Board of Directors that authorize the approval of the foregoing documents, securities matters and the issuance of the Shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below. In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials and officers and directors of the Acquiring Company.

Scudder Value Series, Inc.

October 14, 2004

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal securities laws of the United States of America and the laws of the State of Maryland that in our experience are normally applicable to the issuance of shares by registered investment companies organized as corporations under the laws of that state. We express no opinion with respect to any other laws.

Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (a) the Shares to be issued pursuant to the Registration Statement and Agreement have been duly authorized for issuance; and (b) (assuming that, upon any issuance of the Shares, the total number of shares of common stock issued and outstanding by each class will not exceed the total number of shares of common stock of each class that the Acquiring Fund is then authorized to issue under the Articles of Incorporation), when issued upon the terms provided in the Registration Statement and the Agreement, subject to compliance with the Securities Act of 1933, as amended (the “1933 Act”), the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, the Shares to be issued pursuant to the Registration Statement and the Agreement will be validly issued, fully paid and non-assessable.

This opinion is rendered solely for your use in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.

VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.

KJF/DBE